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                                  EXHIBIT (21)

The following table sets forth the Registrant's subsidiaries and the jurisdiction of incorporation of each. Each subsidiary is 100% owned by the Registrant.

                            ANSCO & ASSOCIATES, INC.
                             A Florida corporation


                 APEX DIGITAL, INC. f/k/a APEX DIGITAL TV, INC.
                             A Kentucky corporation


                                 CABLE COM INC.
                             A Delaware corporation


                    COMMUNICATIONS CONSTRUCTION GROUP, INC.
                           A Pennsylvania corporation


                         ERVIN CABLE CONSTRUCTION, INC.
                             A Kentucky corporation

                               FIBER CABLE, INC.
                             A Delaware corporation


                           GLOBE COMMUNICATIONS, INC.
                          A North Carolina corporation


                         INSTALLATION TECHNICIANS, INC.
                             A Missouri corporation


                              IVY H. SMITH COMPANY
                             A Florida corporation


                       KOHLER CONSTRUCTION COMPANY, INC.
                             A Florida corporation


                        LAMBERTS' CABLE SPLICING COMPANY
                          A North Carolina corporation


                                 LOCATING INC.
                            A Washington corporation


                            STAR CONSTRUCTION, INC.
                            A Tennessee corporation


                                  S.T.S., INC.
                             A Florida corporation


                                  TESINC, INC.
                             An Arizona corporation